COMMITMENT TO PROVIDE FINANCING AND FINANCE STATEMENT

Wherefore, Euro Federal Bank, N.V. Nieuwe Brugsteeg 11 - 1012 AG
Amsterdam, hereinafter referred to as "First Party" and Affordable Homes of America, a Public Company (AHOA) Represented By:

____Frank C. Calmes____, Title; Chief Financial Officer, Passport / Document Number: ____085776841____, hereinafter referred to as "Second Party"

Wherefore, the First Party has received and accepted a request for project financing in the amount of Fifteen Million United States Dollars ($15,000,000.) in favor of Second Party herein;

Wherefore, the scope of this Commitment and Finance Statement is to provide a clear and concise representation of the terms and conditions under which the parties hereto are bound by operation of law and to establish the protocol for the implementation of the rights afforded to the parties hereto.

Wherefore, the First Party/Lender shall Transfer Funds in the Amount of Fifteen Million ($15,000,000.) United States Dollars to the Project Borrowers Closing BankAccount as set out in the attached Exhibit entitled "Borrowers Closing Banking Coordinates" or Deliver Payment Against Bond at Closing va Certified Bank Check all of which shall be subject to the terms and conditions of this Commitment and FinanceStatement which are:

INTEREST:
The Interest Rate shall be Fixed at L.I.B.O.R. Plus 2% (London
Interbank Offend Rate), per annum and shall remain fixed throughout the term of the Loan. Interest Only payments are approved, and will be applied to the monthly statements sent to the borrower.

PAYMENTS:
The repayment of the Loan shall begin on the 7Th Banking Day of the month after remission of funds to the Second Party/Borrower herein.
All payments must be remitted in United States Dollars to the Lender or their Authorized Representative or Assigns.Payments not made within five (5) days of the due date(s) shall be subject to a late charge of 0.5% of the said payment amount. Principal is to be paid in one payment at the end of the term via the repurchase of Borrower Stock of Equal Value to the Principal Loan Amount herein.

EXCHANGE RATE(s):
The rate of exchange between the First Party Lender and the Second Party Borrower shall in no way affect the payments terms or conditions of this Finance Agreement, and any negative fluctuations of the rate exchange rate against the United States Dollar shall be without relevance to this agreement in any manner whatsoever.

USE OF FUNDS:

The Loan Funds remitted by the First Party Lender to the Second Party Borower, "The Loan Funds" shall only be used for the specific purpose of completion of construction, improvements, renovation and/or other-wise making value added completing elements tothe Projects and Acquisitions and Company operations of the Borrower in accordance with submissions by the Second Party herein - and the Second Party shall in no way whatsoever use any of the Loan Funds for any other purpose or for personal use outside legitimate operation of the Projects and or Company Operations, any other allocation of The Loan Funds shall (without prior approval), constitute 'Default" under this agreement, and shall immediately invoke the Default Cure Provisions and Rights of the First Party in the case of Actual "default" herein,

MONITORING APPLICATION OF LOAN PROCEEDS:

The First Party shall have the right and the obligation to access documents, records, receipts (Accounts Receivable and Accounts Payable) and any other operational information at the office of the Second Party within a reasonable time after notification in writing by the First
Party or their assigns for the purpose of verification, accountability and diligence in the execution and administration of this Loan Transac-tion and Agreement between First Party/Lender and Second Party/Borrower herein. In the case of financial problems arising from the operation of the project, the First Party has the right and the obligation to maintain an on-site consultant or other professional person to assist in the good and profitable operation of the project in order to protect the collateral underlying this transaction. The First Party shall have the right to insure that the Bonding Company has completed proper due diligence so as to preclude the possibility of litigation by the Bonding Company on the grounds of misrepresentation by the Second Party, Obligor/Borrower before remission of Funding.

COLLATERAL:

The Second Party herein hereby convey through a Security Agreement a Firs Security Interest in All of the Unencumbered Assets of the Borrower (In the Case of Financial Guarantee Insurance Bond, or third party Guarantee the First Security Interest pledged to the Guarantor), including but not limited to fixtures, equipment, real estate, inventory, contracts, accounts receivable, lease, sale or rental agreements with tenants, and/or other valuable consideration existing as a part thereto or associated therewith to the First Party/Lender herein until the full balance of principal and interest accrued thereon is repaid to the First Party, or their assigns and Shares of Capital Stock in & certificate of shares that represent a value equal to 1:1 Ratio to Loan Value. Such Shares shall be traaaferred to the Name of the Lender herein for the term of the Loan and the same shall serve as additional collateral to the Loan, whereby upon repayment of the same including all interest payments thewwi, the said shares of node in the Public Company of the Borrower shall be transferred forthwith to the Borrower herein.

INSURANCE:

The Second Party shall at all times maintain sufficient Insurance to protect against fire,theft, destruction of property or other casualty including storm insurance if recommended by their agent, and the Second Party shall be responsible for the payment and maintenance of all premiums arising therefrom and shall be obligated to maintain all policies in good standing and in &11 effect at all times during the term of this LoanTransaction between the parties hereto.


FINANCIAL GUARANTEE BOND:

The Second Party has contracted an "A+" Rated Insurance Company anticipated to be "AIG" American Home Assurance Company unit, which is an American International Group Of Companies Member and which is acceptable to the First Party herein should the same be approved and Issued in favor of the First Party herein. The First Party further understands that the same has been committed to be issued, subject to complete payment Premium of said Insurance Bond by the borrower herein which is their responsibility and is according to information submitted by the issuer refundable, should the Borrower or First Party Jail to utilize such Insurance Bond. The same shall effectively provide a counter-guarantee of repayment of the Principal Loan Amount further secured by a General Agreement of Indemnity.

This Bond, once issued and presented to the Lender herein and signed by all parties shall be considered collateral enhancement and shall not diminish the rights of the First Transaction and Agreement including direct collection rights.

DEFAULT:

Shall constitute any failure to make payment due pursuant to this Loan or ay creditfacility arising pursuant from this Loan Transaction with in 120 days of its due date, for breach of any condition of any security interest, mortgage, loan agreement, pledgeagreement or guarantee granted as collaterel security for the benefit of the lender(s)and/or surety(s), breach of any condition of any loan agreement, security agreement mortgage, if any, having priority over any loan agreement, security agreement ormortgage on collateral granted, in whole or in part, as collateral security for this loan transaction, the filing of nay of the undersigned of an assignment for the enefit ofcreditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within 30 days.

LOAN ACCOUNT NUMBER:

The Account Number Assigned to this Loan is : 07-9953287785-4215

TRANSACTION CODE:

The Transaction Code Assigned to this Loan is; 81423US

SCHEDULED CLOSING DATE:

The Scheduled Closing Date for this Loan Transaction is Friday-July l6
, 199 at 10am EDT, Subject to the Delivery of the Financial Guarantee Insurance Bond in the Penal Sum Amount of $l5,000,000. The closing shall be facilitated via Interbank WireTransfer and with hard copy confir-mation via counter to counter air delivery ofdocuments or international courier service to the parties within 24 hours after remissionof funds, which shall be wired directly to the Closing Bank Account, or by Certified Funds at Closing in the form of Certified Bank Check.

DEFINITIONS:

Definitions are hereby waived by the parties who agree that they have readandunderstood in totality all of the terms and conditions presented herein and any confusion with regard to misunderstanding of any phrase or characterization has already been satisfied. Translation shall be pursuant common English and any reference to gendershall be considered neuter. Any qualifications or other modifications have already been made, and this Loan Agreement shall not be altered, modified or changed in any waywhatsoever unless previously agreed by the Lender and is made in writing and attached as an amendment hereto.

OPERATION OF LAW:

The choice of law accepted and applied under this contract shall be United States Federal Law and when Applicable, International Law including the covenants established by the I.C.C. 5OO and any revisions thereof as may be relevant to any litigation arising from thisLoan Agreement. Additionally, Second Party waives recourse under any provision ofUnited States or Brazilian Law that would prohibit collection of a Debt on the grounds ofjurisdiction or Venue, and specifically any regulation of law which would preclude the enforcement of any judgement, as currently allowed under the active Treaty(s) ithNetherlands and the United States, nor shall any transfer of collateral after this Loan hasbeen made to any third party or encumbrance by any third party be valid or enforceable without written consent of the First Party/Lender herein.

VENUE:
The Venue in the case of Litigation arising from this Loan Agreement shall be the UnitedStates District Court, Los Angeles, California USA a nd, at the option of the First Party/Lender, any other court of competent jurisdiction to hear such pleadings.

      WHERJEFORE, the undersigned attest tilat they have the unlimited authority to bind themselves and their coropaoies to the terms and conditions of this agreement and that the undersigned agree in totality, to all ofthe terms and conditions set out herein tadthe same have affixed their hand and sea](9) on their accord Signed and Executed
This __27th__ Day of July, 1999 A.D.


Euro Federal Bank N.V.
By: Gunter Helmut
Title Director of International Finance
First Party/Lender

Affordable Homes of America (AHOA)
By: Frank C. Calmes
Title: Chief Financial Officer
Second Party/Borrower/Obligee